     THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) UPON FIRST FURNISHING TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER IS NOT IN VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE ACT OR ANY STATE SECURITIES LAW.

Warrant No. 2                         463,708 Shares (subject to adjustment)



                              COMMON STOCK WARRANT



     THIS WARRANT dated as of the 14th day of February, 1997 is made by and between PixTech, Inc., a Delaware corporation (the "Company") and Motorola, Inc., a Delaware corporation (the "Warrantholder") pursuant to a Common Stock and Warrant Purchase Agreement (the "Purchase Agreement") dated as of February 6, 1997 between the Company and the Warrantholder.


                ARTICLE 1.  GRANT OF WARRANT AND EXERCISE PRICE

     1.1.  Grant of Warrant and Exercise Price.   This Warrant entitles the
           -----------------------------------
Warrantholder to subscribe for and purchase from the Company up to Four Hundred Forty Thousand Five Hundred Three (463,708) shares of Common Stock, $0.01 par value, of the Company (the "Warrant Shares") at a purchase price per share of $5.50, subject to adjustment (the "Exercise Price"). The right of the Warrantholder to subscribe for and purchase the Warrant Shares shall become exercisable as provided in Article 2.


                        ARTICLE 2.  EXERCISE OF WARRANT

     2.1.  Exercise Period, Expiration Date.  This Warrant may be exercised or
           ---------------------------------
converted in whole or in part during the period commencing on or after February 14, 1997 and ending on December 31, 1998 (the "Expiration Date").

     2.2.  Procedure for Exercising the Warrant.  The Warrantholder may exercise
           ------------------------------------
this Warrant by executing the Subscription Agreement attached hereto as Exhibit
                                                                        -------
A and delivering it to the Company and tendering the requisite aggregate
-
Exercise Price for the number of Warrant Shares to be purchased on any business day during normal business hours.

     2.3.  Net Exercise of Warrant.   In lieu of exercising this Warrant for
           ------------------------
cash as provided in the preceding Section, the Warrantholder may convert this Warrant (the "Conversion Right"), in whole or in part, into the number of Warrant Shares calculated pursuant to the following formula by surrendering this Warrant (with the Subscription Agreement in the form attached hereto duly executed) at the principal office of the Company specifying the number of Warrant Shares the rights to purchase which the Warrantholder desires to convert:

                                  Y (A - B)
                             X = -----------
                                     A

     where:    X = the number of shares of Common Stock, $0.01 par value, of the Company (the "Common Stock") to be issued to the Warrantholder;

               Y = the number of shares of Common Stock subject to this
                   Warrant for which the Conversion Right is being exercised;

               A = the fair market value of one share of Common Stock;

               B = the Exercise Price

As used herein, the fair market value of a share of Common Stock shall mean, with respect to each share of Common Stock, the closing price per share of the Company's Common Stock on the Nasdaq National Market System averaged over the 15 trading days ending on the second trading day prior to the date of such conversion. If at any time such quotations are not available, the current fair market value of a share of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a Warrant Holder, any assignee thereof, current employee or director) for shares of Common Stock sold by the Company, as determined in good faith by the Board of Directors of the Company, unless (i) the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of a share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share of Common Stock pursuant to such transaction; or (ii) the Warrantholder shall exercise its Conversion Right to purchase such shares in conjunction with an underwritten public offering of the Company's Common Stock pursuant to a registration statement filed under the Securities Act, in which case, the fair market value of a share of Common Stock shall be the price per share at which all registered shares are sold to the public in such offering.

     2.4.  Delivery of Shares and Remaining Warrant.  In the event of any
           ----------------------------------------
exercise or conversion of this Warrant, certificates for the shares of stock so exercised or converted shall be delivered to the holder hereof within twenty
(20) business days thereafter and, unless this Warrant has been fully exercised, converted or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised or converted, shall also be issued to the holder hereof within such twenty (20) business day period. If the Warrant Shares are to be registered in the name of any entity or person other than the Warrantholder, the Company may require evidence of compliance by the Warrantholder with all applicable securities laws.


                  ARTICLE 3.   AVAILABILITY OF WARRANT SHARES

     3.1.  Reservation of Common Stock.  The Company covenants and agrees
           ---------------------------
that it will cause to be kept available out of its authorized and unissued Common Stock a number of shares of Common Stock that will be sufficient to permit the exercise in full of this Warrant.

     3.2.  Authorization of Common Stock.  The Company covenants and agrees
           -----------------------------
that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon exercise or conversion of this Warrant shall, at the time of delivery of the certificates for such Warrant Shares, be duly and validly authorized and issued and fully paid and non-assessable shares.

     3.3.  Stockholder Rights.  Each person or entity in whose name any
           ------------------
certificate for Warrant Shares is issued upon the exercise of this Warrant shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on, and such certificate shall be dated, the date upon which the Subscription Agreement was duly executed and payment of the aggregate Exercise Price was made. Prior to the exercise of this Warrant, the Warrantholder shall not be entitled to any rights of a stockholder of the Company with respect to the Warrant Shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     3.4.  Adjustments.  In case the Company shall, at any time or from time
           -----------
to time, (i) pay a dividend in Common Stock, or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), (a) the Exercise Price in effect on the record date for such dividend or on the effective date of such subdivision or combination shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event and
(b) the number of Warrant Shares for which this Warrant may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

     3.5.  Reorganizations.  In case of any capital reorganization or
           ---------------
reclassification of the Common Stock, or any consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of all or substantially all of the assets of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such Reorganization if this Warrant had been exercised immediately prior to such Reorganization.

     3.6.  Notice of Adjustments.  Whenever the Exercise Price or number of
           ---------------------
shares deliverable upon exercise of this Warrant shall be adjusted pursuant to this Article 3, the Company shall promptly prepare a certificate signed by the principal financial officer of the Company setting forth, in reasonable detail, the event regarding the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and shall promptly cause copies of such certificate to be provided to the holder of this Warrant as provided in Section 6.1.


            ARTICLE 4.  WARRANTHOLDER REPRESENTATIONS AND WARRANTIES

     The Warrantholder (including any assignee of a Warrantholder pursuant to Section 6.2) represents and warrants to and covenants with, the Company, as follows:

     4.1.  Representations.  It understands the risks of investing in
           ---------------
developing companies such as the Company and can afford a loss of its entire investment. It is acquiring the Warrant for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state blue sky laws, by reason of specified exemptions from the registration provisions of the Securities Act and such laws. It acknowledges that the Warrant and the Warrant Shares thereof must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rules 144 and 144A promulgated under the Securities Act, which permit the resale of shares purchased in a private placement subject to the satisfaction of certain conditions and that such Rules may not be available for resale of the shares.
It has had an opportunity to discuss the Company's business, management and financial affairs with its management. It has its principal place of business in the State of Illinois.

     4.2.  Restrictions on Transferability.  Neither the Warrant, nor the
           -------------------------------
Warrant Shares, shall be transferable, except upon the conditions specified in and in accordance with the terms of this Article 4 and Section 6.2 hereof.

     4.3.  Restrictive Legend.  Unless and until the resale of the Warrant
           ------------------
Shares pursuant to an effective Registration Statement under Section 11 of the Purchase Agreement, or until the Warrant Shares may be sold under Rule 144 without restrictions, each certificate representing Warrant Shares, or any other securities issued in respect of the Warrant Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
           AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) UPON FIRST FURNISHING TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER IS NOT IN VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE ACT OR ANY STATE SECURITIES LAW.

     4.4.  Restrictions On and Notice of Proposed Transfers.  The Purchaser
           ------------------------------------------------
agrees that prior to any proposed transfer of any of the Warrant Shares other than pursuant to the Registration Statement, as defined in Section 11.2(b) of the Purchase Agreement, the Purchaser shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if requested by the Company, be accompanied by either (a) a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Warrant Shares may be effected without registration under the Securities Act or under any applicable state or other securities laws or (b) a "no-action" letter from the staff of the Securities and Exchange Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the Staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon the Purchaser shall be entitled to transfer such Warrant Shares in accordance with the terms of the notice delivered to the Company. Each certificate evidencing the Warrant Shares transferred as provided above shall bear the appropriate restrictive legend set forth in Section 4.3 above, except that such certificate shall not bear such restrictive legend if the opinion of counsel or "no-action" letter referred to above is to the further effect that such legend is not required in order to comply with any provisions of the Securities Act.


                        ARTICLE 5.  REGISTRATION RIGHTS

     The Warrant Shares issuable hereunder are entitled to the benefits of certain registration rights set forth in Section 11 of the Purchase Agreement.


                           ARTICLE 6.  MISCELLANEOUS

     6.1.  Notices.  Notices or demands relating to this Warrant shall be
           -------
sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows, or telexed, telecopied, or delivered by overnight or other courier:

     If to the Company:        PixTech, Inc.
                               Avenue Olivier Perroy
                               Zone Industrielle de Rousset
                               13790 Rousset France
                               Telephone:  011 334 4229 1000
                               Telecopy:  011 334 4229 0509

     If to the Warrantholder:  Motorola, Inc.
                               1303 E. Algonquin Road
                               Schaumburg, IL  60196
                               Attn:  Vice President and Director,
                                      Corporate Business Development
                               Telephone:  (847) 576-6600
                               Telecopy:  (847) 576-8890

or such other address as may be provided by one party to the other in writing.

     6.2.  Successors and Assigns.  (a) All the covenants and provisions of this
           ----------------------
Warrant by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder and this Warrant may be freely assigned; provided that (i) this Warrant, together with all other Warrants issued pursuant to the Asset Purchase Agreement may not be held by greater than fifty (50) entities or individuals in the aggregate, and (ii) the assignor shall execute a Form of Assignment as attached hereto as Exhibit B. Any assignment of this Warrant other than in compliance
          ---------
with this Section 6.2 shall be null and void.

           (b) If requested by the Company, any such Form of Assignment shall be accompanied by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of this Warrant may be effected without registration under the Securities Act or under any applicable state or other securities laws or
(ii) a "no-action" letter from the staff of the Securities and Exchange Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the Staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon the Warrantholder shall be entitled to transfer such Warrant in accordance with the terms of the notice delivered to the Company.

     6.3.  Governing Law.  This Agreement and the Warrants, and all questions
           -------------
relating to the interpretation, construction and enforceability of this Agreement, shall be governed in all respects by the substantive laws of the State of Delaware, without regard to the conflicts of law rules of the State of Delaware.

     6.4.  Amendments and Waivers.  Except as otherwise provided herein, the
           ----------------------
provisions of this Agreement may not be amended, modified or supplemented, other than by a written instrument executed by the Company and the Warrantholder.

     6.5.  Severability.  In the event that any one or more of the provisions
           ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Warrantholder shall be enforceable to the fullest extent permitted by law.

     6.6.  Notice of Capital Changes.  In case:
           -------------------------

           (i) the Company shall declare any dividend or distribution (whether payable in cash, securities, assets or otherwise) payable to the holder of its Common Stock;

           (ii)   there shall be any Reorganization of the Company; or

           (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give the holder of this Warrant written notice, in the manner set forth in Section 5.1, of the date on which a record shall be taken for such dividend or distribution or for determining stockholders entitled to vote upon such Reorganization, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such written notice shall be given at least thirty (30) days prior to the closing of the transaction in question and not less than twenty (20) days prior to the record day in respect thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed and delivered, all as of the date and year first above written.

                                    PIXTECH, INC.



                                    By:  /s/ Jean-Luc Grand-Clement
                                        --------------------------------------
                                          Name: Jean-Luc Grand-Clement
                                          Title:   President


                                    WARRANTHOLDER



                                    By:   /s/ John R. Owings
                                         ----------------------------
                                           Name: John R. Owings
                                           Title:   Corporate Vice President
                                                    and Director of Finance,
                                                    AECG

                        EXHIBIT A SUBSCRIPTION AGREEMENT

                      (To be executed if holder desires to
                             exercise the Warrant)


To PIXTECH, INC.

     1.   Check Box that Applies:

     [_] The undersigned hereby elects to purchase _________ shares of Common Stock of pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     [_]  The undersigned hereby elects to convert the attached warrant into
_________ shares of Common Stock of PixTech, Inc. pursuant to the terms of the attached Warrant.

     2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                            -------------------------------------
                                         (Name)

                            -------------------------------------

                            -------------------------------------
                                         (Address)


Dated:  ______________________, 19___.


                                        WARRANTHOLDER



                                        By:
                                           -----------------------------------
                                             Name:
                                             Title:

                          EXHIBIT B FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto _______________________ the right represented by the within Warrant to purchase ______ shares of Common Stock of PixTech, Inc. to which the within Warrant relates, and appoints _________________ as its Attorney to transfer such right on the books of PixTech, Inc. with full power of substitution in the premises.

Dated:
                              ----------------------------------
                             (Signature must conform to name of
                             holder as specified on the face of
                             this Warrant)

Signed in the presence of:


---------------------------